As filed with the Securities and Exchange Commission on October 5, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Endo Pharmaceuticals Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-4022871
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

100 Endo Boulevard
Chadds Ford, Pennsylvania 19317
(610) 558-9800

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Caroline B. Manogue, Esq.
Executive Vice President, Chief Legal Officer and Secretary
100 Endo Boulevard
Chadds Ford, Pennsylvania 19317
(610) 558-9800

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Stacy J. Kanter, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Tel.: (212) 735-3000 Fax: (212) 735-2000	Peter J. Loughran, Esq. Debevoise & Plimpton 919 Third Avenue New York, New York 10022 Tel.: (212) 909-6000 Fax: (212) 909-6836

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-128099

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	3,350,000	$26.04	$87,234,000	$10,267.44

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).
(2)

This registration statement relates to the registration statement on Form S-3, as amended by Amendment No. 1 thereto (File No. 333-128099) (the “Registration Statement”), which pursuant to Rule 429 of the Securities Act, also included a Prospectus and Prospectus Supplement relating to the registration statement, as amended by Pre-effective Amendment Nos. 1, 2, and 3 and Post-effective Amendment No. 1 thereto (File No. 333-115032) of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $.01 par value, of the Company, pursuant to Rule 462(b) under the Securities Act.  The contents of the Registration Statement, including the exhibits thereto and each of the documents incorporated or deemed to be incorporated by reference therein, are hereby incorporated by reference into this registration statement.

The Company hereby certifies to the United States Securities and Exchange Commission (the “Commission”) that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable, but no later than the close of business on October 6, 2006; (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during regular business hours on October 6, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chadds Ford, State of Pennsylvania, on October 5, 2005.

Endo Pharmaceuticals Holdings Inc.

By:	/s/ Caroline B. Manogue
Name: Caroline B. Manogue Title: Executive Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Chief Executive	October 5, 2005
Carol A. Ammon	Officer (Principal Executive Officer)

*	Executive Vice President,	October 5, 2005
Jeffrey R. Black	Chief Financial Officer and Treasurer (Principal Financial & Accounting Officer)

*	Director	October 5, 2005
Brian T. Clingen

*	Director	October 5, 2005
Michael B. Goldberg

*	Director	October 5, 2005
Michael Hyatt

*	Director	October 5, 2005
Roger H. Kimmel

*	Director	October 5, 2005
Frank J. Loverro

*	Director	October 5, 2005
Clive A. Meanwell

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Signature	Title	Date

*	Director	October 5, 2005
Michael W. Mitchell

*	Director	October 5, 2005
Joseph T. O’Donnell, Jr.

*	Director	October 5, 2005
David I. Wahrhaftig

/s/ Caroline B. Manogue
Caroline B. Manogue Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Deloitte & Touche LLP, independent auditors.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature page of this Registration Statement).

*Previously filed in connection with the Registration Statement on Form S-3 (File No. 333-128099).